SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): December 21, 2002



                             ZENITH TECHNOLOGY, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Nevada
                                    --------
                            (State of Incorporation)

                                                    68-0448219
                                                -----------------
             (Commission File No.) (IRS Employer Identification No.)




              2600 Michelson Drive, 17th Floor, Irvine, CA 92612
    ------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  949-852-3552
                               ------------------
              (Registrant's telephone number, including area code)

             409 Center Street,  Yuba City, CA  95991
  -----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 1.  Changes in Control of Registrant.

     On December 20, 2002, Prime Companies, Inc., ("Prime") the controlling shareholder of the Registrant, sold 25,824,317 shares of common stock of Zenith Technology, Inc. to the Tiger Fund, Inc., ("Tiger") an Irvine, California based business development company, for $90,000 cash. The stock sale transaction, which constitutes approximately 90.0% of the total issued and outstanding shares of the Registrant, is classified as a change of control of the Registrant. Prime is a publicly traded company, incorporated in the State of Delaware with its principal place of business at 409 Center Street, Second Floor, Yuba City, CA 95991.

Item 2. Acquisition or Disposition of Assets

None.

Item 3.  Bankruptcy or Receivership

None.

Item 4. Changes in Registrant's Certifying Accountant

None.

Item 5.  Other Items

None.

Item 6.

     In connection with the change of control transaction described in Item 1 above, Mssrs. Norbert Lima and Stephen Goodman, effective December 23, 2002, resigned as officers and Directors of the Registrant. Mssrs. Lima and Goodman constituted the entire Board of Directors of the Registrant. Mr. Joe LaTorre and Mr. Douglas Sherrod were nominated and elected as the new Directors of Registrant.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ZENITH TECHNOLOGY, INC.


Dated: February 3, 2002                 By:  /s/  Douglas Sherrod
                                            --------------------------------
                                            Douglas Sherrod
                                            Chief Executive Officer